UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) By letter dated  July 22, 2009, IDT Corporation (the “Registrant” or the “Company”) notified  its Chief Executive Officer (“CEO”), Jim Courter, that it would not renew Mr. Courter’s employment agreement with the Company.     It is anticipated that Mr. Courter will retire from his CEO position with the Company effective upon the expiration of his employment agreement on October 21, 2009.    The employment agreement between Mr. Courter and the Company required that a notification of non-renewal be given at least 90 days prior to the scheduled expiration of the term of the agreement.  The Company and Mr. Courter are discussing the terms of Mr. Courter continuing to serve the Company as Vice Chairman.

As previously announced by the Company on October 3, 2008, the Company and Mr. Howard Jonas intend that Mr. Jonas will succeed Mr. Courter as CEO of the Company (in addition to his current duties as Chairman of the Board of the Company) upon Mr. Courter’s retirement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: July 28, 2009

3